As filed with the Securities and Exchange Commission on February 4, 2015
Registration No. 333-[_______]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

	FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BILL BARRETT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1311	80-0000545
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	1099 18th Street, Suite 2300 Denver, Colorado 80202

(Address, including zip code, of Registrant’s principal executive offices)

	Bill Barrett Corporation Retirement Savings Plan

	(Full title of the plan)

Kenneth A. Wonstolen Senior Vice President - General Counsel Bill Barrett Corporation 1099 18th Street, Suite 2300 Denver, Colorado 80202 (303) 293-9100

(Name and address, including zip code, and telephone number, including area code, of agent for service)

	Copies to:

John Elofson Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202 (303) 892-9400

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

	CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	50,000	$11.82	$591,000	$69

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement will also cover any additional shares of common stock of Bill Barrett Corporation (the “Company”) that become issuable by reason of any stock dividend, stock split, reorganization or other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Company’s common stock.

(2)
Pursuant to Rule 457(c) and (h), and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share for the common stock to be registered hereunder has been calculated based on the average of the high and low sales prices of Bill Barrett Corporation’s common stock on February 3, 2015, as quoted on the New York Stock Exchange.

EXPLANATORY NOTE

Registration of Additional Securities

Bill Barrett Corporation Retirement Savings Plan

On December 30, 2005, Bill Barrett Corporation, a Delaware corporation (the “Company”), filed a Registration Statement (the “Previous Registration Statement”) on Form S-8 (Registration No. 333-130787) for the purpose of registering 250,000 shares of the common stock of the Company issuable under the Bill Barrett Corporation Retirement Savings Plan (the “Plan”). This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 50,000 shares of the common stock of the Company issuable under the Plan. In accordance with Section E of the General Instructions to Form S-8, the contents of the Previous Registration Statement are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit Number	Description of Exhibits

5.1	Opinion of Kenneth A. Wonstolen, Senior Vice President - General Counsel of Bill Barrett Corporation, regarding the validity of the securities.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers.

23.3	Consent of Kenneth A. Wonstolen (included in Exhibit 5.1 filed herewith).

24.1	Powers of Attorney (included on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, State of Colorado on February 4, 2015.

BILL BARRETT CORPORATION

By:	/s/ R. Scot Woodall
R. Scot Woodall
Chief Executive Officer, President and Director

POWER OF ATTORNEY

The undersigned directors and officers of Bill Barrett Corporation hereby constitute and appoint R. Scot Woodall, Robert W. Howard, and Kenneth A. Wonstolen, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments (including post effective amendments) to said Registration Statement, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the listed capacities on February 4, 2015:

Name	Title

/s/ R. Scot Woodall	Chief Executive Officer, President and Director
R. Scot Woodall	(Principal Executive Officer)

/s/ Robert W. Howard	Chief Financial Officer
Robert W. Howard	(Principal Financial Officer)

/s/ David R. Macosko	Senior Vice President - Accounting
David R. Macosko	(Principal Accounting Officer)

/s/ Carin M. Barth	Director
Carin M. Barth

Name	Title

/s/ William F. Owens	Director
William F. Owens

/s/ Kevin O. Meyers	Director
Kevin O. Meyers

/s/ Jim W. Mogg	Director
Jim W. Mogg

/s/ Edmund P. Segner, III	Director
Edmund P. Segner, III

/s/ Randy I. Stein	Director
Randy I. Stein

/s/ Michael E. Wiley	Director
Michael E. Wiley

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

5.1	Opinion of Kenneth A. Wonstolen, Senior Vice President - General Counsel of Bill Barrett Corporation, regarding the validity of the securities.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers.

23.3	Consent of Kenneth A. Wonstolen (included in Exhibit 5.1 filed herewith).

24.1	Powers of Attorney (included on signature page hereto).